___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2016

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

___________________________________________

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2016, Cherubim Interests, Inc., a Nevada Corporation (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Chapel Investments, Inc., a Belize international business company (“Chapel”), pursuant to which the Company agreed to issue common stock to Chapel in exchange for the settlement of certain outstanding debts of the Company in the principal amount of $100,000.00 (the “Settlement Amount”) of past-due obligations and accounts payable of the Company. Chapel purchased the obligations and accounts payable from certain vendors of the Company as described below.

On April 14, 2016, the United States District Court of the Northern District of Texas, Fort Worth Division (the “District Court”), entered an order (the “Chapel Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and Chapel, in the matter entitled Chapel Capital, LLC vs. Cherubim Interests, Inc. (the “Chapel Action”). Chapel commenced the Chapel Action against the Company to recover certain past-due obligations and accounts payable of the Company in the principal amount of $100,000.00 (the “Chapel Claim”), which Chapel had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between Chapel and such vendors. The Chapel Order provides for the full and final settlement of the Chapel Claim and the Chapel Action. The Settlement Agreement became effective and binding upon the Company and Chapel upon execution of the Chapel Order by the District Court on April 14, 2016.

Pursuant to the terms of the Settlement Agreement approved by the Chapel Order, on May 18, 2016, the Company agreed to issue to Chapel shares (the “Chapel Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”). The Settlement Agreement provides that the Chapel Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Chapel Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Settlement Agreement, Chapel may deliver a request to the Company which states the dollar amount (designated in U.S. Dollars) of Common Stock to be issued to Chapel (the “Chapel Share Request”). The parties agree that the total amount of Common Stock to be delivered by the Company to satisfy the Chapel Share Request shall be issued at eighty-five percent (85%) of the closing price of the common stock on the date of entry of the order, not to exceed the arithmetic average of the lowest five trading individual volume weighted average prices during the Calculation period, less $0.0001 per share as reported by the Bloomberg Professional Service of Bloomberg, L.P. Additional tranche requests shall be made as requested by Chapel until the Chapel Settlement Amount is paid in full.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to Chapel or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by Chapel and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by Chapel and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 4.99% of the Common Stock.

The Company has initially reserved 1,000,000 shares of Common Stock to provide for issuances upon full satisfaction of the Settlement Amount.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

The issuances of Common Stock pursuant to the terms of the Settlement Agreement, approved by the Chapel Order, are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuances are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1

Settlement Agreement with Chapel Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: June 9, 2016	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer